Assignment of Continental Resources Acquisition Sub, Inc.

THIS ASSIGNMENT (this “Assignment”), is made as, of this June 11, 2012 (the “Effective Date”), by and between Pershing Gold Corporation, a Nevada corporation having an address at 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, CO 80401 (the “Assignor”), and American Strategic Minerals Corporation (the “Assignee”).

PREAMBLE

WHEREAS, the Assignor is the owner of 100% of the issued and outstanding common stock (the “Shares”) of Continental Resources Acquisition Sub, Inc., a Florida corporation (the “Company”);

WHEREAS, Assignor and Assignee are parties to that certain Option Agreement, dated as of January 26, 2012, as amended by Amendment No.1 to the Option Agreement dated April 24, 2012 and Amendment No. 2 to the Option Agreement dated May 3, 2012, pursuant to which Assignee obtained the option (the “Option”) to acquire certain uranium mining properties (collectively, the “Properties”) from Assignor for a purchase price of $10.00 (the “Exercise Price”) in consideration for the issuance of (i) 10,000,000 shares of Assignee’s common stock and (ii) a six month promissory note in the aggregate principal amount of $1,000,000, of which $930,000 has been repaid as of the date hereof;

WHEREAS, Assignee has notified Assignor of its decision to exercise the Option;

WHEREAS, the Company is the holder of 100% of the outstanding equity interests of ND Energy, Inc., Green Energy, Inc. (which is the holder of 100% of the outstanding equity interests of CPX Uranium, Inc.) and is the holder of a majority voting interest in Secure Energy LLC (Secure Energy LLC, along with ND Energy, Inc., Green Energy, Inc. and CPX Uranium, Inc. shall collectively be referred to as the “Holding Companies”);

WHEREAS, the Assignor desires by this Assignment to assign to the Assignee all of the Shares, and the Assignee desires by this Assignment to accept the same in order to transfer the Properties held by the Holdings Companies under the Option to the Assignee.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the payment by the Assignee to the Assignor of the sum of Ten Dollars ($10.00), representing the Exercise Price, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each party, the parties agree as follows:

1. ASSIGNMENT.

Effective as of the Effective Date the Assignor assigns to the Assignee and the Assignee accepts and assumes from the Assignor (a) the Shares (so that from and after the Effective Date, and until any other or further assignment made, the Assignor shall hold no Shares of the Company and the Assignee shall hold 100% of the Shares), and (b) any and all right, title, and interest which the Assignor has under the provisions of the Nevada Revised Statutes (the “Regulations”), or in and to any of the Company’s assets (including the Properties and the Holding Companies) or the Shares so assigned.

2. REPRESENTATIONS.

2.1.           By Assignor. To induce the Assignee to accept the delivery of this Assignment, the Assignor hereby represents and warrants the following to the Assignee that, on the date hereof and at the time of such delivery:

2.1.1.           The Assignor is the sole legal and beneficial owner of the Shares. The Assignor has not sold or transferred any or all of the Shares. Subject to the provisions of the Regulations, the Assignor has the full and sufficient right at law and in equity to transfer and assign the Shares.

2.2.           By Each Party. Each party represents and warrants to the other that it has been duly authorized to execute and deliver this Assignment, and to perform its obligations under this Assignment.

3.   INDEMNIFICATION. The Assignee shall defend, indemnify, and hold harmless the Assignor and the subsidiaries (other than the Company and the Holding Companies), directors, officers and employees of Assignor against and from any and all liability, claim of liability, or expense arising out of any and all liability, claim of liability, or expense of the Company arising after the Effective Date or as a result of any misrepresentation or untrue statement made herein by Assignee. The Assignee, on behalf of the Company, also hereby releases any and all claims the Company has or may have against the Assignor and the subsidiaries (other than the Company and the Holding Companies), directors, officers and employees of Assignor arising after the Effective Date.  Assignor shall defend, indemnify, and hold harmless the Assignee and the subsidiaries, directors, officers and employees of Assignee against and from any and all liability, claim of liability or expense arising out of any and all liability, claim of liability, or expense of the Company, the Properties or the Holding Companies arising on or after July 22, 2011 but prior to the Effective Date or as a result of any misrepresentation or untrue statement made herein by the Assignor.

4. NOTICES. Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be (a) in writing, and (b) deemed to have been provided (i) forty-eight (48) hours after being sent as certified or registered mail in the United States mail, postage prepaid, return receipt requested, to the address of the party set forth in the first paragraph of this Assignment or to any other address in the United States of America as the party may designate from time to time by notice to the other party, or (ii) upon being given by hand or other actual delivery to the party.

5. MISCELLANEOUS.

5.1.           Effectiveness. This Assignment shall become effective on and only on its execution and delivery by each party and shall be effective as of the date first above written.

5.2.           Complete understanding. Subject to the provisions of the Regulations, this Assignment represents the complete understanding between the parties as to the subject matter hereof, and supersedes all prior negotiations, representations, guarantees, warranties, promises, statements, or agreements, either written or oral, between the parties hereto as to the same.

5.3.           Amendment. This Assignment may be amended by and only by an instrument executed and delivered by each party.

5.4.           Waiver. No party shall be deemed to have waived any right which it holds hereunder unless the waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party in exercising any such right shall be deemed a waiver of its future exercise). No waiver shall be deemed a waiver as to any other instance or any other right.

5.5.           Applicable law. All questions concerning the construction, validity, and interpretation of this Assignment and the performance of the obligations imposed hereby shall be governed by the internal law, not the law of conflicts, of the State of New York.

5.6.           Headings. The headings of the Sections, subsections, paragraphs, and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

5.7.           Construction. As used herein, all reference made (i) in the neuter, masculine, or feminine gender shall be deemed to have been made in all genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph, or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph, or subparagraph of this Assignment.

5.8.           Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns hereunder.

5.9           Severability. No determination by any court, governmental body or otherwise that any provision of this Assignment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) that provision in any circumstance not controlled by the determination. Each such provision shall be valid and enforceable to the fullest extent allowed by and shall be construed wherever possible as being consistent with, applicable law.

5.10.           Further Assurances. The parties shall cooperate with each other and shall execute and deliver, or cause to be delivered, all other instruments and shall take all other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

IN WITNESS WHEREOF, each party hereto has executed this Assignment or caused it to be executed on its behalf by its duly authorized representatives, the day and year first above written.

ASSIGNOR:

Pershing Gold Corporation

By: Stephen Alfers
Its: President and Chief Executive Officer

ASSIGNEE:

American Strategic Minerals Corporation

By: Mark Groussman
Its: Chief Executive Officer